EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

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Registration Statement (Form S-8 No. 333-273844) pertaining to the Restricted Stock Inducement Award Agreements and Performance Stock Unit Inducement Award Agreement of LL Flooring Holdings, Inc.,
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Registration Statement (Form S-8 No. 333-271797) pertaining to the 2023 Equity Compensation Plan of LL Flooring Holdings, Inc.,
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Registration Statement (Form S-8 No. 333-231706) pertaining to the Amended and Restated Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan,
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Registration Statement (Form S-8 No. 333-212690) pertaining to the Amended and Restated Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan,
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Registration Statement (Form S-8 No. 333-173981) pertaining to the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan;
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Registration Statement (Form S-8 No. 333-147247) pertaining to the 2007 Equity Compensation Plan, the 2006 Equity Plan for Non-Employee Directors and the 2004 Stock Option and Grant Plan

of our reports dated March 1, 2024, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of LL Flooring Holdings, Inc, included in this Annual Report (Form 10-K) of LL Flooring Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Richmond, Virginia
March 1, 2024